UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

SILO PHARMA, INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2021, Silo Pharma, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Patent License Agreement by and among the Company, Silo Pharma, Inc., a wholly-owned subsidiary of the Company, and AIkido Pharma Inc. (“AIkido”) pursuant to which the parties agreed that AIkido delivered to the Company 500 shares of its Series M Convertible Preferred Stock which shall be converted into an aggregate of 625,000 shares of the AIkido’s common stock.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported on a Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 12, 2021, on February 9, 2021, the Company entered into securities purchase agreements with certain institutional and accredited investors pursuant to which it issued an aggregate of 4,276 shares of its Series C Convertible Preferred Stock and warrants to purchase up to 14,253,323 shares of its common stock on February 12, 2021. Effective as of April 14, 2021, the Company forced the conversion of an aggregate of 4,048 shares of its Series C Convertible Preferred Stock into an aggregate of 13,495,014 shares of its common stock pursuant to its Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Patent License Agreement, dated April 12, 2021, by and among the Company, Silo Pharma, Inc. and AIkido Pharma Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: April 16, 2021	By:	/s/ Eric Weisblum
Eric Weisblum, Chief Executive Officer